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                                                              Exhibit (r)(2)

                   IDS LIFE INSURANCE COMPANY OF NEW YORK
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                              POWER OF ATTORNEY
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I, David K. Stewart, do hereby authorize Eric L. Marhoun, Mary Ellyn
Minenko, Paul R. Johnston, Teresa J. Rasmussen, H. Bernt von Ohlen and Christopher O. Petersen to sign as my agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the IDS Life Insurance Company of New York under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signature heretofore made by me.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated the 7th day of July, 2004.
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/s/      David K. Stewart
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         David K. Stewart